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                                   EXHIBIT 21

                              BULL RUN CORPORATION

                              LIST OF SUBSIDIARIES



             Datasouth Computer Corporation, a Delaware corporation

        Datasouth International Sales Corporation, a U.S. Virgin Islands corporation, and a subsidiary of Datasouth Computer Corporation

                                     17